EXHIBIT 10.1

                                 AMENDMENT NO. 1
                                     TO THE
                               PURCHASE AGREEMENT

         THIS AMENDMENT NO. 1 TO THE PURCHASE AGREEMENT (this "Amendment") is made and entered into as of September 1, 2005, by and among Specialized Health Products International, Inc. (the "Company"), Galen Partners III, L.P. ("Galen Partners"), Galen Partners International III, L.P. ("Galen International"), and Galen Employee Fund III, L.P. ("Galen Employee," and together with Galen Partners and Galen International, the "Galen Funds").

                                 R E C I T A L S

         A. The Company and Galen Funds entered into an agreement captioned "PURCHASE AGREEMENT" on or about the 7th day of March, 2005 (the "Purchase Agreement").

         B. The parties desire to amend the Purchase Agreement as set forth below.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby amend the Purchase Agreement as follows:

         1. Recital A is hereby amended to read in its entirety as follows:

                  A. The Galen Funds are willing to purchase convertible promissory notes in the aggregate principal amount of $1,000,000 (the "Convertible Notes") upon the request of the Company made at any time between March 31, 2005 and March 31, 2006 (the "Option Period") and under the circumstances described herein.

         2. Recital C and Section 1.1 (d) are hereby deleted in their entirety.

         3. Section 1.1 (a) is hereby amended to read in its entirety as follows:

                  (a) At any time and from time to time during the Option Period, the Company may, at its sole option, elect to require the Galen Funds to purchase all or part of the Convertible Notes. The notice provided by the Company to the Galen Funds (each, a "Purchase Notice") shall set forth the principal amount of the Convertible Notes to be purchased, and the date of such purchase of Convertible Notes (the "Purchase Date"), which date shall not be less than twenty (20) business days after the date of the Purchase Notice.

         4. Section 1.1 (b) is hereby amended to read in its entirety as follows:

                  (b) Upon delivery or receipt of a Purchase Notice, each of Galen Partners, Galen International and Galen Employee jointly and severally agrees to purchase from the Company on the Purchase Date specified in such Purchase Notice the Convertible Notes for an aggregate purchase price equal to the amount specified in such Purchase Notice (the "Purchase Price"). In no case, however, shall the aggregate principal amounts of all Convertible Notes purchased under this Purchase Agreement, as amended, exceed $1,000,000. On the Purchase Date, the Galen Funds shall pay the Purchase Price specified in the applicable Purchase Notice to the Company by wire transfer of immediately available funds, and the Company shall issue to the Galen Funds the Convertible Notes, which shall be in the form of Exhibit A attached hereto.

         5. Section 3.4 is hereby amended to read in its entirety as follows:

                  3.4 Financial Statements. The Galen Funds have been furnished with complete and correct copies of the following financial statements

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         of the Company (the "Financial Statements"): (a) the audited consolidated balance sheet of the Company as of December 31, 2004 together with the related consolidated statements of operations, retained earnings and cash flows for the twelve-month period then ended, and (b) the unaudited consolidated balance sheet of the Company as of June 30, 2005 (the "Balance Sheet Date") together with the related consolidated statements of operations, cash flows and stockholders' equity for the twelve-month period then ended. The Financial Statements have been prepared in accordance with GAAP consistently applied and fairly and accurately present the financial condition of the Company and its subsidiaries at the date thereof and the results of its operations for the period covered thereby. All the books, records and accounts of the Company and its subsidiaries are accurate and complete, are in accordance with good business practice and all laws, regulations and rules applicable to the Company and its subsidiaries and the conduct of their business and accurately present and reflect all of the transactions described therein.

         6. Section 5.1 is hereby amended to read in its entirety as follows:

                 5.1 Termination. This Agreement, including without limitation, the obligation of the Galen Funds to purchase the Convertible Notes, shall terminate on March 31, 2006.

         7. The Purchase Agreement shall remain in full force and effect and shall remain unaltered, except to the extent specifically amended herein.

         8. This Amendment may be executed in any number of counterparts and by facsimile transmission (which facsimile signatures shall be considered original executed counterparts), each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. Each party to this Amendment agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of the other parties.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                             SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.


                             By: /s/ Jeffrey M. Soinski
                             Name: Jeffrey M. Soinski
                             Title: President, Chief Executive Officer, Director
                             Address: 585 West 500 South
                                      Salt Lake City, Utah 84010
                                      Attn:

                             GALEN PARTNERS III, L.P.
                             GALEN PARTNERS INTERNATIONAL III, L.P.
                             By:  CLAUDIUS, L.L.C., its general partner

                             By: /s/ David W. Jahns
                             Name: David W. Jahns
                             Title: General Partner
                             Address: c/o Galen Associates
                                      610 Fifth Avenue
                                      New York, New York 10020

                             GALEN EMPLOYEE FUND III, L.P.
                             By:  WESSON ENTERPRISES, INC., its general partner

                             By: /s/ Bruce F. Wesson
                             Name: Bruce F. Wesson
                             Title: President
                             Address: c/o Galen Associates
                                      610 Fifth Avenue
                                      New York, New York 10020